Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form N-6 of our report dated February 14, 2003, relating to the consolidated financial statements of Business Men's Assurance Company of America and our report dated February 28, 2003, relating to the financial statements of BMA Variable Life Account A, which appear in such Registration Statement and the related Prospectus. We also consent to the references to us under the heading "Experts" in such Registration Statement and the related Prospectus.

/s/PricewaterhouseCoopers LLP

Kansas City, Missouri
April 28, 2003